UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 25, 2006

AsiaInfo Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-15713	752506390
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4th Floor, Zhongdian Information Tower, 6 Zhongguancun South Street

Haidian District, Beijing 100086, China

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code +8610 8216 6688

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

On January 25, 2006, AsiaInfo Holdings, Inc. (the “Company”) reported its financial results for the fourth quarter and full fiscal year ended December 31, 2005. The press release relating to such financial results is furnished herewith as Exhibit 99.1.

Item 5.02 Departure of Directors or Principal Officers; Elections of Directors; Appointment of Principal Officers

The Company today announced that Mr. Weiying Zhang has resigned as a director of the Company as of January 24, 2006. Mr. Zhang was a member of the Compensation Committee and Nominating and Corporate Governance Committee of the Company’s Board of Directors. Mr. Zhang’s resignation was not related to any disagreement or dispute with the Company. A copy of the resignation letter from Weiying Zhang dated as of January 24, 2006 is filed as Exhibit 99.2 to this Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit	Description
99.1	Press release dated January 25, 2006, announcing the Company’s 2005 fourth quarter and 2005 full year financial results

99.2	Resignation letter from Weiying Zhang

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AsiaInfo Holdings, Inc.

Date: January 25, 2006	By:	/s/ Ying Han
	Name:	Ying Han
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
99.1	Press release dated January 25, 2006, announcing the Company’s 2005 fourth quarter and 2005 full year financial results

99.2	Resignation letter from Weiying Zhang